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                                                                    EXHIBIT 23.0

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Highland Bancorp, Inc.

We consent to incorporation by reference in the registration statement (No. 333-45515) on Form S-8 of Highland Bancorp, Inc. of our report dated January 23, 1998, relating to the consolidated statement of financial condition of Highland Bancorp, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Highland Bancorp, Inc.

                                       KPMG Peat Marwick LLP

Los Angeles, California
March 27, 1998